Attachment B

Continental Airlines Fleet Plan
Includes Continental, Continental Micronesia and Continental Express
October 16, 2003
Current Fleet Plan
(Firm Commitments Less Planned Retirements)

	Total	Net Inductions and Exits		Total
Mainline	9/30/03	4Q03E	2004E	YE 2004E
777-200ER 767-400ER 767-200ER 757-300[1] 757-200 737-900 737-800 MD-80 737-700 737-300 737-500	18 16 10 4 41 12 77 24 36 51 63	- - - - - - 4 (1) - (1) -	- - - 5 - - 11 (18) - - -	18 16 10 9 41 12 92 5 36 50 63
Total	352	2	(2)	352

Regional
ERJ-145XR ERJ-145 ERJ-135	48 140 30	6 - -	21 - -	75 140 30
Total	218	6	21	245

Total Count	570	8	19	597

Firm Commitments Less Planned Retirements and Other Lease Expirations
	Total	Net Inductions and Exits		Total
Mainline	9/30/03	4Q03E	2004E	YE 2004E
777-200ER 767-400ER 767-200ER 757-300[1] 757-200 737-900 737-800 MD-80 737-700 737-300 737-500	18 16 10 4 41 12 77 24 36 51 63	- - - - - - 4 (1) - (4) -	- - - 5 - - 11 (18) - (10) -	18 16 10 9 41 12 92 5 36 37 63
Total	352	(1)	(12)	339

Regional
ERJ-145XR ERJ-145 ERJ-135	48 140 30	6 - -	21 - -	75 140 30
Total	218	6	21	245

Total Count	570	5	9	584

1Continental is currently in discussions with The Boeing Company regarding the terms of delivery of the 757-300 aircraft Continental has on order.